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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               THE WMF GROUP, LTD.

        The WMF Group, Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

        1. The name of the Corporation is The WMF Group, Ltd. The original Certificate of Incorporation of the Corporation was filed by the Corporation (formerly known as WMF Holdings Ltd.) with the Secretary of State of Delaware on October 20, 1992. The Corporation (formerly known as NHP Financial Services, Ltd.) has previously filed a Restated Certificate of Incorporation (the "Certificate") further amending the original Certificate of Incorporation on May 14, 1997.

        2. This Amendment further amends the Certificate, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law, and was approved by the unanimous written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law.

        3. The Certificate is hereby amended, effective as of the filing of this Amendment or as soon thereafter as possible under Section 203 of the General Corporation Law, by adding a new Article Tenth as follows:

                                  ARTICLE TENTH

                The Corporation expressly elects not to be governed by the restrictions contained in Section 203 of the Delaware General Corporation Law, as the same may be amended and supplemented.

        IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed on behalf of the Corporation as of October 21, 1997.

                              THE WMF GROUP, LTD.

                              By: /s/ SHEKAR NARASIMHAN
                                  ---------------------------------
                                  Shekar Narasimhan
                                  President